PROMISSORY NOTE

Dated: April 25, 2005

$140,000.00

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of Medis Technologies Ltd. (“Medis”), a Delaware corporation, or its assigns (Medis and any subsequent holder of this Note being hereinafter sometimes referred to as the “Holder”), One Hundred Forty Thousand Dollars ($140,000.00), in lawful money of the United States of America, on September 30, 2005 (the “Maturity Date”). The Borrower further promises to pay interest on the unpaid principal balance of this Note from time to time outstanding at a rate equal to 3.35% per annum, until the entire principal amount hereof has been paid in full. Interest on this Note shall be due and payable monthly. All accrued and unpaid interest shall be paid in full on the Maturity Date. To avoid any possible confusion the Borrower acknowledges that amounts due under this Note are in addition to principal and interest amounts due under the Borrower’s note in favor of Medis dated January 18, 2005 and such note remains in force pursuant to its provisions notwithstanding the execution and performance of this Note.

This Note is subject to the following further terms and conditions:

1.   All payments of principal and of interest on this Note shall be made at the principal offices of Medis or at such other location either within or outside of the United States of America as may be designated from time to time in writing by notice given by the Holder to the Borrower.

2.   Monthly interest payments shall be deducted from the monthly consulting fee that the Borrower receives from the Holder.

3.    (a)    The Borrower may, at the Borrower’s option, prepay this Note in whole or in part at any time or from time to time without penalty or premium.

           (b)    The Borrower is the beneficial owner of certain warrants to purchase common stock of Medis, issued to the Borrower in connection with the Borrower’s consulting agreement with Medis (the “Warrants”). Upon the sale of any shares issued pursuant to the exercise of the Warrants, the Borrower shall immediately apply the proceeds from such sale, less the exercise price of the Warrants, to prepay this Note. Such prepayment would be in addition to any prepayment required pursuant to the Borrower’s note in favor of the Company dated January 18, 2005.

4.   Notwithstanding any other provision of this Note, the entire principal amount outstanding, and any accrued interest, shall be due and payable on the earliest of (a) the Maturity Date, or (b) three months following the termination of the Borrower providing consulting services to the Holder or any of its affiliates.

5.   Any repayments made under this Note shall be first applied to the payment of any unpaid and accrued interest and then to the payment of the principal amount outstanding hereunder.

6.    (a)    Upon the failure of the Borrower to pay the principal and/or interest on the Note when and as the same becomes due and payable, whether at maturity thereof, upon the occurrence of an event requiring mandatory prepayment under Section 3(b) hereof, or upon the Borrower’s termination of providing consulting requiring payment in full under Section 4 hereof, and such failure to pay principal and/or interest continues for ten (10) days; or (b) if the Borrower shall file a petition in bankruptcy or for an arrangement or any similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of all or any substantial part of the Borrower’s property, or shall make a general assignment for the benefit of creditors, or shall admit the Borrower’s inability to pay the Borrower’s debts generally as they become due, or shall take any action in furtherance of any of the foregoing and such event is not cured within 60 days (each of the events described in clauses (a) and (b) being referred to herein as an “Event of Default”), then, and in any such event, the Holder may declare, by written notice of the Event of Default given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

7.    (a)    The validity, performance and enforcement of this Note shall be governed by the laws of the State of New York, without giving effect to the principles of the conflicts of law thereof.

           (b)    Any litigation based hereon, or arising out of, under, or in connection with, this Note shall be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York. The Borrower hereby expressly and irrevocably submits to the personal jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation, subject to such Borrower’s right to contest such judgment by motion or appeal on any grounds not expressly waived in this Section 7(b). The Borrower hereby irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to the Borrower or the Borrower’s property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note. The Borrower hereby expressly waives the right to a trial by jury for the purpose of any such litigation as set forth above.

            (c)    If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

            (d)    The Borrower hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

            (e)    The Borrower shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

            (f)    To the extent permitted by law, the remedies of the Holder as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the Holder’s sole discretion, and may be exercised as often as occasion therefor shall occur.

             (g)    If any provisions of this Note would require the Borrower to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Borrower shall instead pay interest under this Note at the highest rate permitted by applicable law.

/s/

MICHELLE RUSH

AMENDMENT

TO

PROMISSORY NOTE

AMENDMENT, dated as of May 9, 2005, between Michelle Rush (“Borrower"), and Medis Technologies Ltd., a Delaware corporation ("Lender").

WHEREAS, Borrower has heretofore delivered to Lender a Promissory Note, dated as of April 25, 2005 (the "Note"); and

WHEREAS, Borrower and Lender desire to amend the Note as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.    The Note is hereby amended by deleting in its entirety section 6 and replacing same with the following:

6. (a) Holder may, by written notice to Borrower, at any time and at its option, declare the outstanding principal amount of this Note plus all accrued but unpaid interest due and payable upon the occurrence of any of the following events ("Events of Default"): (i) The failure of the Borrower to pay the principal and/or interest on the Note when and as the same becomes due and payable, and such failure to pay principal and/or interest continues for ten (10) days; or (ii) If the Borrower shall file a petition in bankruptcy or for an arrangement or any similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of all or any substantial part of the Borrower’s property, or shall make a general assignment for the benefit of creditors, or shall admit the Borrower’s inability to pay the Borrower’s debts generally as they become due, or shall take any action in furtherance of any of the foregoing and such event is not cured within 60 days.

(b) Borrower hereby pledges and grants to Holder a security interest in the Collateral (as defined below) and all of the proceeds thereof to secure the performance of all obligations of Borrower under this Note. As used in this Note, the term "Collateral" shall mean all of Borrower’s right, title and interest in and to the Borrower’s assets and all consideration therefor or replacements thereof, including but not limited to the Warrants. Maker agrees to execute and deliver to Holder any and all documents or instruments reasonably requested by Holder to perfect the security interest granted hereby, including, without limitation, a UCC-1 financing statement and authorizes the Holder to do the foregoing in the Borrower’s name. Without limitation to any other right or remedy under this Note or at law or in equity, upon the occurrence of an Event of Default, Holder shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any state governing the exercise of remedies with respect to the Collateral.

(c) This Note represents a full recourse obligation of the Borrower, and the Holder shall have all rights and remedies available to it at law or in equity with respect hereto upon the occurrence of an Event of Default.

3. Except as expressly amended hereby, the Note shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date hereinabove set forth.

MICHELLE RUSH, Borrower

By:	/s/ MICHELLE RUSH

MEDIS TECHNOLOGIES LTD., Lender

By:	/s/ Michael S. Resnick